INFORMATION STATEMENT PURSUANT TO
                              SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

|X|      Preliminary Information Statement.

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2).

|_|      Definitive Information Statement.


                             WORLD ENVIROTECH, INC.
         --------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):

|X|      No fee required.

|_|      Fee computed on table below per Exchange Act rules 14c-5(g) and 0-11:

         (1) Title of each class of securities to which transaction applies: N/A

         (2)      Aggregate number of securities to which transaction applied:
                  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4)      Proposed maximum aggregate value of transaction:  N/A

         (5)      Total fee paid:  None

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  N/A

         (2)      Form, Schedule or Registration Statement No.:  N/A

         (3)      Filing Party:  N/A

         (4)      Date Filed:  N/A

                             WORLD ENVIROTECH, INC.
                         789 W. Pender Street, Suite 830
                          Vancouver, BC Canada V6C 1H2


                                 January 4, 2002



Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of World Envirotech, Inc. scheduled for ______________________, 2002, at the offices of World Envirotech, Inc. at ______ p.m.

         Please review the enclosed Notice of Meeting and Information Statement, which describe the matters to be acted upon at the meeting.

         Thank you for your continued support.

                                   Sincerely,



                                   ----------------------------
                                    Ernest Cheung, President

                                WORLD ENVIROTECH, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         Date:      ____________________, 2002
                         Time:      ________ p.m.
                        Place:      World Envirotech, Inc.
                                    789 W. Pender Street
                                    Vancouver, BC Canada V6H 1H2


Matters to be voted on:

Note:  For purposes of this Notice,  "the Company"  refers to World  Envirotech,
Inc.

1) To authorize the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, at the ratio of one new share of common stock for each 4 shares of common stock now issued and outstanding (to be effective ten days following the meeting) and to amend the Articles of Incorporation as necessary to reflect the reverse split. No shareholder will be reduced below fifty shares of common stock. There will not be a reduction in authorized shares.

2) To authorize the Directors to amend the Articles of Incorporation to change the name of the Company to a name to be determined in the discretion of the Board of Directors.

3) To authorize the Directors to amend the Articles of Incorporation to authorize the increase of the authorized common stock to 100,000,000 common shares @ $.001 per share.


     You have the right to receive this notice and vote at the Special Meeting if you were a shareholder of record at the close of business on the date of this notice.


                                                 --------------------------
                                                 Ernest Cheung, President


January 4, 2002

                             WORLD ENVIROTECH, INC.

                              INFORMATION STATEMENT

                                TABLE OF CONTENTS


General Information............................................................1

Voting ........................................................................1

(Proposal No. 1)...............................................................2

(Proposal No. 2)...............................................................7

(Proposal No. 3)...............................................................7

The Board of Directors ........................................................8

Security Ownership.............................................................9

Executive Compensation........................................................10

         Board of Directors Report............................................10

         Executive Compensation Tables........................................10

Certain Transactions..........................................................10

Section 16(a) Beneficial Ownership Reporting Compliance.......................10

Other Business................................................................11


        Copies of this information statement is available to shareholders at no charge upon request directed to:
                             WORLD ENVIROTECH, INC.
                         789 W. Pender Street, Suite 830
                          Vancouver, BC Canada V6C 1H2
                                 (604) 632-9638
                              FAX: (604) 689-7654

                               GENERAL INFORMATION

                              INFORMATION STATEMENT

     Management of World Envirotech, Inc. ("WEI") is providing this information statement to inform you about things to be voted on at the Special Meeting of our Shareholders scheduled for _______________, 2002. The matters or proposals to be voted upon are the following: 1) authorization of a stock reverse split;
2) authorization of a name change for the Company; and 3) authorization of increase in the number of common shares of the Company. We are not soliciting proxies as one party holding voting control of, in the aggregate, over 70% of the votes entitled to be cast at the meeting have indicated that they will vote in favor of the above three proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO US SEND A PROXY.

                         COSTS OF INFORMATION STATEMENT

     We will pay the cost of preparing and sending out this information statement. It will be sent to most shareholders via regular mail. A few will receive it by personal delivery or facsimile.


                                     VOTING

SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of common stock at the close of business on the date of mailing of this information statement will be entitled to vote at the Special Meeting of Shareholders. As of this date, approximately 19,900,700 shares of common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder.

QUORUM AND VOTE NECESSARY TO ADOPT PROPOSALS

     In order to transact the business proposed at the Special Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Once a share is represented for any purpose at the Special Meeting, it will be deemed present for quorum purposes for the entirety of the meeting.

     The affirmative vote of at least 51% of the aggregate number of votes represented at the Special Meeting in person or by proxy is required to adopt the proposals set forth above. Please note that XIN NET Corp., holder of 92% of the outstanding shares, will vote in favor or the proposals.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

     None. No director or shareholder owning 10% or more of the outstanding shares has indicated his or her intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

                         I. CHANGE OF OUTSTANDING SHARES
                                (Proposal No. 1)

                          PROPOSED REVERSE STOCK SPLIT

     The Board of Directors of the Company recommends a pro rata reverse split of the issued and outstanding shares of common stock and is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares, (pro rata reduction in outstanding shares), such ratio to be one new common stock share for every 4 shares of common stock issued and outstanding in the hands of shareholders. No shareholder will be reduced to less than fifty shares of stock.

     The effective date of the reverse split shall be one day after date of shareholders meeting. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to make capital placements.

         Management Discussion of the Proposal
         -------------------------------------

General

     The Company proposes to effect a recapitalization through the adoption of the reverse stock split. If the reverse split is approved by the stockholders, each four shares of common stock outstanding on the Effective Date will be converted automatically into one share of new common stock, and the number of outstanding shares of common stock will be reduced from __________ to ______________ plus an estimated number of shares (1,000) to those shareholders whose shares are being rounded up to fifty shares. To avoid the existence of fractional shares of new common stock, shareholders who would otherwise be entitled to receive fractional shares of new common stock shall receive whole shares rounded up to the whole share. No shareholder will be reversed to less than 50 shares. No cash payments will be made in lieu of shares or fractions. The effective date of the reverse stock split will be 10 days following the date of the meeting.

Background and Reasons for the Reverse Stock Split

     On December 26, 2001, the Board of Directors adopted resolutions approving the reverse split, calling the meeting, and directing that the reverse split be placed on the agenda for the consideration of the stockholders of the meeting.

     Management believes that the reverse split will be advantageous to the Company, because it may provide the opportunity for higher share prices based upon fewer shares outstanding, although no such assurance is made.

     Most brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board of Directors believes that the current per share price of the common stock may investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stock economically unattractive. The brokerage commission on the purchase or sale of a lower priced stock may also represent a higher percentage of the price than the brokerage commission on a higher priced issue.

     As a general rule, potential investors who might consider making investments in the Company stock will refuse to do so when the Company has such a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing in the Company. A reduction in the total outstanding shares may, without any assurance, make the Company capitalization picture somewhat more attractive.

     The Board of Directors is optimistic that the decrease in the number of share of common stock outstanding as a consequence of the proposed reverse stock split and the potential for a resulting increased price level will encourage greater interest in the common stock by the financial community and the investment public in conjunction with a new business focus.

     Management of the Company also believes that the proposed reverse split will make the Company better able to comply with NASDAQ's ever changing listing requirements by reducing the outstanding shares in the Company. The Company currently has 100 million shares outstanding with no net worth and no market capitalization. It is highly unlikely that even if the Company's assets made it otherwise NASDAQ eligible, that the trading price of shares of a 100 million share capitalized company would ever meet the NASDAQ trading price requirements even if a successful business were built or acquired. As a OTCBB stock, the Company is at a major disadvantage to NASDAQ or Exchange listed companies to raise capital, or expand, or acquire business if such were found.

         Current NASDAQ "Small Cap" listing requirements are:

         a)  Net Tangible Assets                              $  4,000,000

             or

             Market Capitalization                            $ 50,000,000

             or

             Net Income                                       $    750,000
             (in latest fiscal year or
             2 of last 3 fiscal years)

         b)  Public Float (shares)                               1,000,000

         c)  Market Value of Public                           $  5,000,000

         d)  Minimum Bid Price                                $       4.00

         e)  Market Makers (minimum)                                     3

         f)  Shareholders - (round lots)                               300

         g)  Market History                                            1 Year

         h)  Corporate Governance -
              Standards                                                Yes

     At the current date, the Company would not meet any of the NASDAQ criteria.

     Once the reverse split has occurred, the Company will then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure.

                TABLE SHOWING EFFECT OF REVERSE SPLIT ONE FOR 4


Shares Pre-Reverse                                         Post Reverse Shares
------------------                                         -------------------

100                                                        50

200                                                        50

300                                                        75

400                                                        100

500                                                        125

600                                                        150

700                                                        175

800                                                        200

900                                                        225

1000                                                       250


     There can be no assurances, however, that any effect of the price of the stock will occur or that the market price of the Company's common stock immediately after implementation of the proposed reverse stock split will rise, and if it rises, no assurance that such rise can be maintained for any period of time, or that such market price will approximate four times the market price before the proposed reverse stock split.

     Dissenting stockholders have no appraisal rights under Colorado law or under the Company's Certificate and Bylaws in connection with the reverse stock split.

     The Company's common stock is traded on the OTC Bulletin Board under the trading symbol WDEV. The following table sets forth the quarterly high and low closing sale prices per share for the common stock as reported by OTC BB for the Company's past two fiscal years.

            2001                                  High Bid      Low Bid
             ----                                  --------      -------
          1st quarter                                 *            *
          2nd quarter                                 *            *
          3rd quarter                                 *            *
          4th quarter                                 *            *


* No trades or Bid/Ask


For the reasons stated above, the Board of Directors unanimously recommends that all stock holders vote FOR the approval of the reverse split.

                       Effects of the Reverse Stock Split

     General Effects. If the Amendment is approved by the stockholders, the principal effect of the reverse stock split will be to decrease the number of outstanding shares from 19,900,700 shares to approximately 4,975,175 shares, based on share information as of December 31, 2001, after adjustment for the provision not to reverse any shareholder to less than 50 shares. The reverse split will not change the number of authorized common shares.

     In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of new common stock, stockholders who would otherwise be entitled to receive a fractional share of new common stock shall receive shares rounded to the next whole share.

     The reverse stock split may leave certain stockholders with one or more "odd-lots" of new common stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100.

     The reverse stock split will not have the effect of taking the Company private, and the Company will retain its shareholders who will all hold more than 50 shares each.

     Effect on Market for Common Stock. On December 31, 2001, the closing bid price of the common stock on OTCBB was $.00 per share. By decreasing the number of shares of common stock outstanding, without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price might have the opportunity to be increased to a price more appropriate for an exchange listed security; however, there can be no assurance that this will occur. The new common stock will continue to be traded on OTCBB under a new symbol to be assigned by NASD Market Integrity, Inc.

Effect on Outstanding Options, Warrants, and Convertible Securities of the Company. As of December 31, 2001, the Company had no outstanding options and warrants to purchase shares of common stock.

Changes in Stockholders' Equity. The balance sheet will also be affected by the reverse split but only by a change in the categories of "Shareholders Equity" - (decrease)and Additional paid in capital (increase). The net shareholders equity or deficit will not be effected.

                   II. AMENDMENTS TO ARTICLES OF INCORPORATION

                                  (Proposal #2)

     Corporate Name. The Board is asking shareholders to authorize a name change of the corporation to a name to be determined in the discretion of the Board of Directors and to approve an amendment to the Articles of Incorporation therefore.

                                  (Proposal #3)

     Authorized Additional Shares: The corporation shall be authorized to issue up to 100 million shares (100,000,000) of common stock @ $.0001 par value.

     Management recommends the amendments to the Articles of Incorporation be approved and recommends a vote "for" Proposals #2 and #3.


              DISCUSSIONS OF REASONS FOR AMENDMENTS TO ARTICLES OF INCORPORATION REGARDING SHARES AUTHORIZED, NAME CHANGE, AND REVERSE SPLIT

     The Company was originally incorporated in 1996.

     The Company has requested that the shareholders approve amendments to the Articles of Incorporation to allow:

     a. name change to a name to be determined in the discretion of the Board of Directors, and

     b. to amend the Articles to increase the authorized common stock to 100 million shares @ $.0001 par value.

     c. to amend the Articles, if necessary, to reflect the consolidation (reverse split) of the issued and outstanding shares on a one for four basis. (Proposal #1)

     The Company believes these changes to be in the best interest of the shareholders, because the expanded authorized shares of the Company will allow it to seek other business opportunities.

     Shareholders should be advised the Board of Directors may make decisions about acquisitions and stock issuances for assets, upon which the shareholders will not have any right to vote. Under the Colorado Business Corporation Act, in the event of a forced merger or a share exchange with shareholders of another corporation which results in issuance of voting shares totaling 20% or more of the shares outstanding prior to the merger or share exchange, the shareholders may, under limited circumstances, have the right to vote on the merger or share exchange. If the Directors and principal shareholders have no interest in the other merger constituent before merger, and the deal is voluntary and is approved by the Board, shareholder vote may be avoided.

     The Board will be granted authority to change the name of the Company, at the Board's discretion.

                             THE BOARD OF DIRECTORS

                  COMPOSITION OF THE PRESENT BOARD OF DIRECTORS

     World Envirotech, Inc. is governed by a board of directors that meets throughout the year. There are no standing committees. All matters (including election of officers, executive compensation, and selection of auditors) are approved by the board acting as a committee of the whole. Our by-laws call for a board of directors consisting of from one to five members. The board presently consists of two members.

         The names, background, and periods of service of the present directors are as follows:

                                                                 Period of
                                                                 Service As
                                                                 An Officer Or
      Name                       Age         Position(s)         Director
---------------------------- -----------  ---------------------  ---------------
Ernest Cheung                    51        President & Director  Annual
Maurice Tsakok                   49        Director              Annual

        The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee or audit committee.

         The principle occupations of each director and officer of the Company for at least the past five years are as follows:

     ERNEST CHEUNG, President and Director, age 51, has been Secretary of XIN NET Corp. since May 1998. He received a B.A. in Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a director of our Company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker, Inc. since 1997. In 2000, he became President and a Director of China NetTV Holdings, Inc.

     MAURICE TSAKOK, has been a Director of XIN NET Corp. (since 1997) and Drucker, Inc. since 1998, age 49, was employed from 1994 to 1996 by Sagit Mutual Funds, a mutual fund company, who as a vice-president was responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University). In 2000, he became a Director of China NetTV Holdings, Inc.

     There is no family relationship between or among any of the officers and directors.


                            COMPENSATION OF DIRECTORS

     We pay no director compensation and have no retirement plan for directors.

                               SECURITY OWNERSHIP

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS,  DIRECTORS  AND  EXECUTIVE
OFFICERS

COMMON STOCK. The following tables set forth, as of January 4, 2002, the ownership of our common stock by

   o   each existing director and named executive officer of the company,

   o   all executive officers and directors of the company as a group, and

   o all persons known by us to beneficially own more than 5% of our common stock.

DIRECTORS AND OFFICERS TABLE
                                                                   Common
                                                                   Stock
Title        Name and                    Amount and                Percent
  of         Address of                  Nature of                 of
Class        Beneficial Owner            Beneficial Interest       Class*
-------      -------------------         -------------------       --------
Common       Ernest Cheung (1)           18,382,700                92%
             President & Director

Common       Maurice Tsakok              18,382,700                92%
             Director

-----------
Officers and Directors as a group        18,382,700                92%

(1) Ernest Cheung, President, is a Director and Secretary of Xin Net Corp, which is the owner of 18,382,700 shares.

(2) Maurice Tsakok is a Director of XIN NET Corp. which owns 18,382,700 shares.


   MORE THAN 5% OWNERSHIP TABLES
   COMMON STOCK TABLE
                                               Amount and Nature of
   Name and Address of Beneficial Owner        Beneficial Ownership(1)            Percent of Class
   ------------------------------------        -----------------------            ----------------
Xin Net Corp.                                        18,382,700                      92%
789 W. Pender Street, Suite 830
Vancouver, BC Canada V6C 1H2

Mark Urich                                           1,029,134                       5.1%
8385 S. Cobblestone Street
Highlands Ranch, CO 80126


                             EXECUTIVE COMPENSATION

                               EXECUTIVE OFFICERS

     The following table contains the title and name of each executive officer of World Envirotech, Inc.:

         NAME                              TITLE                   SERVED SINCE
         -----                              ----                   ------------
Ernest Cheung                              President               January 2002

Maurice Tsakok                             Secretary               January 2002


(See biographical information under "Directors")


                          EXECUTIVE COMPENSATION TABLES

Annual Compensation                                                    Long Term Compensation
------------------------------------------------                       ----------------------------------------
                                                                                Awards
                                                                                --------------------------
                                                                                Restricted       Securities
Name and                                                      Other Annual      Stock            Underlying        All Other
Principal Position                  Year    Salary   Bonus    Compensation      Awards           Options           Compensation
-------------------                 ----    ------   -----    ------------      ------           -------           ------------

Ernest Cheung                       2001          0     0         0             0                      0                     0
President
-----------------------------------------------------------------------------------------------------------------------------------
Maurice Tsakok                      2001          0     0         0             0                      0                     0
Secretary
-----------------------------------------------------------------------------------------------------------------------------------
Carl Urich (resigned)               2001          0     0         0             0                      0                     0
former President
-----------------------------------------------------------------------------------------------------------------------------------
Edna Urich (resigned)               2001          0     0         0             0                      0                     0
former Secretary
-----------------------------------------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires officers, directors and more than ten percent shareholders to report their holdings and transactions in the Company's equity securities to the Securities and Exchange Commission on a timely basis. All of our officers, directors and more than ten percent shareholders were delinquent in all required filings in 2001.

OTHER BUSINESS

SPECIAL MEETING OF SHAREHOLDERS

     At the date of this information statement, no other matter will be presented for action at the special meeting. Only those matters presented in the Notice and Information Statement may be voted upon at the Special Meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS

     Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Shareholder proposals must conform to the standards set out by the Securities and Exchange Commission and must be received at our principal offices on or before March 31, 2002 in order to be included in the proxy materials for presentation at our annual meeting of shareholders in 2002, which is anticipated in early July, 2002.


REPORT AVAILABLE

SHAREHOLDERS MAY OBTAIN A COPY OF OUR FORM 10-SB AS FILED IN 2001, WITHOUT CHARGE, BY WRITING TO US AT: 789 W. PENDER STREET, SUITE 830, VANCOUVER, BC CANADA V6C 1H2.


                                              ----------------------------
                                              Ernest Cheung
                                              President

January 11, 2001